Exhibit 99.1

FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 13, 2007
Contact:
	David J. Vander Zanden	David G. Gomach
	President / CEO	EVP / CFO
	920-882-5602	920-882-5854
W6316 Design Drive, Greenville, WI 54942
P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY REPORTS FISCAL 2007 THIRD QUARTER

AND YEAR-TO-DATE FINANCIAL RESULTS

•	Record year-to-date revenues of $896.1 million

•	Year-to-date diluted EPS of $2.07 versus $1.37 in Fiscal 2006

•	Third quarter basic loss per share improves $0.10 through $7.0 million reduction in SG&A expense

•	Fiscal 2007 and 2008 guidance

Greenville, WI, February 13, 2007—School Specialty (NASDAQ:SCHS), a leading education company providing supplemental learning products to the preK-12 market, today reported third quarter and nine months fiscal 2007 financial results. Revenues for the “seasonally-low” third quarter were $132.1 million as compared to $132.5 million for last year’s third quarter. The loss per share improved from ($0.98) in the third quarter of fiscal 2006 to ($0.88) this year. Revenues for the first nine months of fiscal 2007 were a record $896.1 million, a 7.3 percent increase over the same period last year. Diluted earnings per share grew 51.1 percent to $2.07 per share from $1.37 per share last year.

“We established a good base line of performance with modest revenue growth and good cost control through our third quarter this year. We are now entering our new selling season having just introduced hundreds of new products, and we look forward to an improved funding environment next summer. We are therefore optimistic about improved organic growth opportunities in fiscal 2008,” said David J. Vander Zanden, President and Chief Executive Officer of School Specialty, Inc.

Third Quarter Financial Results

Revenues for the third quarter were $132.1 million versus $132.5 million in fiscal 2006. Fiscal 2006 revenues included the results of the Audio Graphics division which was sold in the fourth quarter of fiscal 2006. The Company’s organic revenue growth for the quarter was 1.0 percent. Gross margin was 39.4 percent in the third quarter compared with 40.1 percent last year, down 70 basis points due primarily to a shift in revenue mix from higher margin businesses to lower margin businesses within the Specialty segment.

Operating loss for the quarter improved to $23.8 million as compared to a loss of $29.8 million in the third quarter of fiscal 2006. Selling, general and administrative expenses (“SG&A”) decreased $7.0 million. The improvement in SG&A was primarily due to supply chain efficiencies, catalog optimization, headcount reductions and non-recurring expenses that were realized in last year’s third quarter. Stock-based compensation expense, which was adopted at the beginning of fiscal 2007 was $0.9 million pre-tax, or $0.03 per share in the third quarter.

Net loss was $18.8 million for the quarter as compared to a net loss of $22.5 million in the third quarter of fiscal 2006, with loss per share of ($0.88) for the quarter, including stock-based compensation, as compared to a loss per share of ($0.98) in the third quarter of fiscal 2006. The current year loss per share is impacted by the Company’s share repurchase program and convertible debt offering which has reduced the number of outstanding shares and impacted interest expense. The combined impact of the share repurchase program and convertible debt offering increased the loss per share by ($0.08). Excluding stock based compensation and the impact of the buyback, the loss per share would have been ($0.77) versus ($0.98) in the third quarter of fiscal 2006.

During the third quarter of fiscal 2007, the Company repurchased 1.1 million shares of its common stock for an aggregate net purchase price of $40.0 million.

Nine Months Financial Results

Revenues for the first nine months of fiscal 2007 grew 7.3 percent to a record $896.1 million from $834.9 million. Revenue growth in the Essentials segment was 2.2 percent. Specialty revenues grew 12.0 percent, primarily driven by the acquisition of Delta Education, which was acquired in August 2005. Organic revenue growth for the combined segments for the first nine months of fiscal 2007 was 2.0 percent. Gross profit grew 7.8 percent to $384.3 million compared to $356.6 million for the first nine months of fiscal 2006, driven primarily by increased revenues and a 20 basis point expansion in gross margin from 42.7 percent last year to 42.9 percent. The margin expansion was driven by a shift in the revenue mix from the Essentials segment to the more profitable Specialty segment. Revenue from the Specialty segment increased to 56.6 percent of total revenues in fiscal 2007 from 54.2 percent in fiscal 2006 primarily related to the acquisition of Delta.

Operating income was $100.0 million for the first nine months of fiscal 2007 compared to $69.5 million for the first nine months of fiscal 2006. SG&A, which excludes terminated merger costs of $5.2 million in fiscal 2006, increased $2.3 million from $282.0 million to $284.3 million. The increase in SG&A was due to variable costs associated with increased revenues of $61.2 million, the inclusion of Delta and stock based compensation expense, offset by cost reduction initiatives including off-season integration activities, supply chain enhancements and headcount reductions. SG&A as a percent of revenue decreased 210 basis points from 33.8 percent to 31.7 percent. Stock based compensation expense, which was adopted at the beginning of fiscal 2007, was $3.3 million pre-tax, or $0.11 per diluted share for the first nine months.

Net income for the first nine months of fiscal 2007 increased $14.6 million, or 44.8 percent to $47.2 million. Diluted earnings per share increased 51.1 percent from $1.37 last year to $2.07 this year including stock-based compensation expense. The current year diluted earnings per share is impacted by the Company’s share repurchase program and convertible debt offering which has reduced the number of outstanding shares and impacted interest expense. The combined impact of the share repurchase program and convertible debt offering resulted in an incremental $0.05 of diluted earnings per share.

During the first nine months of fiscal 2007, the Company repurchased 2.1 million shares of its common stock for an aggregate net purchase price of $76.5 million.

Outlook

School Specialty is revising the fiscal 2007 revenue guidance from $1.06 - $1.10 billion to $1.07 - $1.09 billion. In addition, the Company is revising the diluted earnings per share guidance for fiscal 2007 to $2.00 to $2.05 per diluted share. This excludes the impact of estimated stock based compensation expense of approximately $0.15 per diluted share for the 2007 fiscal year and is consistent with the previous guidance of $2.00 to $2.20 per diluted share. Including the $0.15 of estimated expense for stock based compensation, the revised fiscal 2007 diluted earnings per share guidance is $1.85 to $1.90 per diluted share.

For fiscal 2008, the Company is expecting revenue growth of 4 percent to 6 percent and an increase in diluted earnings per share of 12 to 20 percent, including stock based compensation expense.

Internet Conference Call

Investors have the opportunity to listen to School Specialty’s fiscal 2007 third quarter conference call live over the Internet through Vcall at www.vcall.com. The conference call begins today at 10:00 am Central Time. To listen, go to the Vcall website at least 15 minutes before the start of the call to register, download and install any necessary audio software. A replay will be available shortly after the call is completed and for the week that follows. A transcript will be available within two days of the call. The conference call will also be accessible through the General Investor Information Overview and Press Release pages of the School Specialty corporate web site at www.schoolspecialty.com.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

School Specialty designs, develops, and provides PreK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies.

Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A. of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 29, 2006, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

-Financial Tables Follow-

School Specialty, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	January 27, 2007	January 28, 2006	January 27, 2007	January 28, 2006
Revenues	$132,072	$132,476	$896,143	$834,878
Cost of revenues	80,018	79,409	511,840	478,236

Gross profit	52,054	53,067	384,303	356,642
Selling, general and administrative expenses	75,895	82,878	284,288	281,979
Terminated merger costs	—	—	—	5,202

Operating income (loss)	(23,841)	(29,811)	100,015	69,461
Interest expense and other	6,698	6,814	21,976	16,388

Income (loss) before provision for income taxes	(30,539)	(36,625)	78,039	53,073
Provision for (benefit from) income taxes	(11,716)	(14,101)	30,793	20,433

Net income (loss)	$(18,823)	$(22,524)	$47,246	$32,640

Weighted average shares outstanding:
Basic	21,274	22,902	22,105	22,880
Diluted	21,274	22,902	22,787	23,893

Per share amounts:
Basic	$(0.88)	$(0.98)	$2.14	$1.43
Diluted	$(0.88)	$(0.98)	$2.07	$1.37

Earnings before interest and other, taxes, depreciation, intangible asset and product development amortization costs (EBITDA) reconciliation:
Net income	$(18,823)	$(22,524)	$47,246	$32,640
Provision for income taxes	(11,716)	(14,101)	30,793	20,433
Net interest expense and other	6,698	6,814	21,976	16,388
Depreciation and intangible asset amortization expense	6,402	6,184	19,262	17,211
Amortization of product development costs	1,497	845	5,192	3,115

EBITDA	$(15,942)	$(22,782)	$124,469	$89,787

Other expense primarily represents the discount and loss related to securitized accounts receivable. For the three months ended January 27, 2007 and January 28, 2006 the discount and loss was $1,688 and $1,212, respectively. For the nine months ended January 27, 2007 and January 28, 2006, the discount and loss was $5,257 and $2,962, respectively.

School Specialty, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	January 27, 2007	April 29, 2006	January 28, 2006
	(Unaudited)		(Unaudited)
Assets
Cash and cash equivalents	$1,541	$2,403	$1,518
Accounts receivable	74,356	60,553	58,053
Inventories	137,137	158,892	123,028
Prepaid expenses and other current assets	38,670	49,818	46,315
Deferred taxes	7,126	7,097	8,911

Total current assets	258,830	278,763	237,825
Property and equipment, net	78,774	76,774	75,103
Goodwill and other intangible assets, net	741,784	747,241	774,853
Other	33,628	27,597	24,866

Total assets	$1,113,016	$1,130,375	$1,112,647

Liabilities and Shareholders’ Equity
Current maturities - long-term debt	$133,579	$133,578	$231,760
Accounts payable	53,611	74,919	45,406
Other current liabilities	54,267	35,499	40,988

Total current liabilities	241,457	243,996	318,154
Long-term debt	279,590	283,629	149,389
Deferred taxes and other	56,549	49,017	60,654

Total liabilities	577,596	576,642	528,197
Shareholders’ equity	535,420	553,733	584,450

Total liabilities & shareholders’ equity	$1,113,016	$1,130,375	$1,112,647

School Specialty, Inc.

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Nine Months Ended
	January 27, 2007	January 28, 2006
Cash flows from operating activities:
Net income	$47,246	$32,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	19,262	17,211
Amortization of product development costs	5,192	3,115
Amortization of debt fees and other	928	1,048
Share-based compensation expense	3,259	—
Deferred taxes	7,748	4,604
Loss (gain) on disposal or impairment of property and equipment	290	(57)
Proceeds from amounts sold under receivables securitization, net	—	2,800
Change in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
(Increase) decrease in accounts receivable	(13,941)	24,802
(Increase) decrease in inventories	19,689	35,856
(Increase) decrease in deferred catalog costs	6,980	1,532
(Increase) decrease in prepaid expenses and other current assets	3,291	(4,190)
Increase (decrease) in accounts payable	(20,828)	(17,910)
Increase (decrease) in accrued liabilities	19,473	(1,159)

Net cash provided by operating activities	98,589	100,292

Cash flows from investing activities:
Cash paid in acquisitions, net of cash acquired	—	(271,437)
Additions to property and equipment	(14,788)	(9,789)
Investment in intangible and other assets	(202)	(1,376)
Investment in product development costs	(7,167)	(8,016)
Proceeds from disposal of property and equipment	1,011	227

Net cash used in investing activities	(21,146)	(290,391)

Cash flows from financing activities:
Proceeds from bank borrowings	1,164,900	1,417,100
Repayment of debt and capital leases	(1,168,938)	(1,231,732)
Purchase of treasury stock	(76,508)	—
Payment of debt fees and other	(5,266)	(244)
Proceeds from exercise of stock options	6,502	2,300
Excess income tax benefit from exercise of stock options	1,005	—

Net cash (used in) provided by financing activities	(78,305)	187,424

Net decrease in cash and cash equivalents	(862)	(2,675)
Cash and cash equivalents, beginning of period	2,403	4,193

Cash and cash equivalents, end of period	$1,541	$1,518

Free cash flow reconciliation:
Net cash provided by operating activities	$98,589	$100,292
Additions to property and equipment	(14,788)	(9,789)
Investment in product development costs	(7,167)	(8,016)
Proceeds from disposal of property and equipment	1,011	227
Net borrowings under accounts receivable securitization facility	—	(2,800)

Free cash flow	$77,645	$79,914

School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

3rd Quarter, Fiscal 2007

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	3Q07-QTD	3Q06-QTD	Change $	Change %	3Q07-QTD	3Q06-QTD
Revenues
Specialty	$78,194	$74,747	$3,447	4.6%	59.2%	56.4%
Essentials	56,679	60,065	(3,386)	-5.6%	43.0%	45.4%
Corporate	184	179	5	2.8%	0.1%	0.1%
Intercompany Eliminations	(2,985)	(2,515)	(470)	18.7%	-2.3%	-1.9%

Total Revenues	$132,072	$132,476	$(404)	-0.3%	100.0%	100.0%

					% of Gross Profit
	3Q07-QTD	3Q06-QTD	Change $	Change %	3Q07-QTD	3Q06-QTD
Gross Profit
Specialty	$35,166	$35,812	$(646)	-1.8%	67.6%	67.5%
Essentials	17,115	17,249	(134)	-0.8%	32.8%	32.5%
Corporate	133	179	(46)	-25.7%	0.3%	0.3%
Intercompany Eliminations	(360)	(173)	(187)	108.1%	-0.7%	-0.3%

Total Gross Profit	$52,054	$53,067	$(1,013)	-1.9%	100.0%	100.0%

Segment Gross Margin Summary-QTD

	3Q07-QTD	3Q06-QTD
Gross Margin
Specialty	45.0%	47.9%
Essentials	30.2%	28.7%
Corporate	72.3%	100.0%
Intercompany Eliminations	12.1%	6.9%
Total Gross Margin	39.4%	40.1%

Segment Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	3Q07-YTD	3Q06-YTD	Change $	Change %	3Q07-YTD	3Q06-YTD
Revenues
Specialty	$506,648	$452,269	$54,379	12.0%	56.6%	54.2%
Essentials	403,602	394,926	8,676	2.2%	45.0%	47.3%
Corporate	540	511	29	5.7%	0.1%	0.0%
Intercompany Eliminations	(14,647)	(12,828)	(1,819)	14.2%	-1.7%	-1.5%

Total Revenues	$896,143	$834,878	$61,265	7.3%	100.0%	100.0%

					% of Gross Profit
	3Q07-YTD	3Q06-YTD	Change $	Change %	3Q07-YTD	3Q06-YTD
Gross Profit
Specialty	$255,761	$228,875	$26,886	11.7%	66.6%	64.2%
Essentials	129,157	127,697	1,460	1.1%	33.6%	35.8%
Corporate	490	511	(21)	-4.1%	0.1%	0.1%
Intercompany Eliminations	(1,105)	(441)	(664)	150.6%	-0.3%	-0.1%

Total Gross Profit	$384,303	$356,642	$27,661	7.8%	100.0%	100.0%

Segment Gross Margin Summary-YTD

	3Q07-YTD	3Q06-YTD
Gross Margin
Specialty	50.5%	50.6%
Essentials	32.0%	32.3%
Corporate	90.7%	100.0%
Intercompany Eliminations	7.5%	3.4%
Total Gross Margin	42.9%	42.7%